Exhibit 5.1

October 22, 2014

AmSurg Corp.

20 Burton Hills Boulevard

Nashville, Tennessee 37215

Re:	Shelf Registration Statement of AmSurg Corp. on Form S-3

Ladies and Gentlemen:

We have acted as counsel to AmSurg Corp., a Tennessee corporation (the “Company”), in connection with its filing of an automatic shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed on October 22, 2014, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an indeterminate amount of shares of the Company’s common stock, no par value per share (the “Shares”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement. All of the Shares are being registered on behalf of certain selling shareholders of the Company (the “Selling Shareholders”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the Registration Statement and the exhibits thereto and the Prospectus included therein;
2.	such corporate documents and records of the Company, including the Company’s Second Amended and Restated Charter, as amended, and the Company’s Second Amended and Restated Bylaws, as amended;
3.	certificates of public officials, including a certificate from Tennessee’s Secretary of State as to the good standing of the Company dated as of a recent date;
4.	resolutions adopted by the Board of the Directors of the Company relating to, among other matters, the registration of the Shares;
5.	we also have been furnished with, and with your consent have relied upon, a certificate of officers of the Company with respect to certain factual matters, dated as of the date hereof; and
6.	such other documents as we have deemed necessary or appropriate for purposes of this opinion.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, facsimile, conformed, digitally scanned or photostatic copies and the legal capacities of all natural persons.

150 Third Avenue South, Suite 2800

Nashville, TN 37201

AmSurg Corp.

October 22, 2014

Our opinion below, insofar as it relates to the Selling Shareholders’ Shares being fully paid, is based solely on a certificate of the officers of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such Shares.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

Our opinions expressed herein are limited to the laws of the State of Tennessee and the federal laws of the United States of America. We do not express any opinion with respect to the law of any other jurisdiction or to the securities or “blue sky” laws of any jurisdiction. The opinions expressed in this opinion letter are strictly limited to the matters stated in this opinion letter and no other opinions are to be implied.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act, or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Bass, Berry & Sims PLC